Exhibit 10.1

PATENT AND TECHNOLOGY LICENSE AGREEMENT

THIS PATENT AND TECHNOLOGY LICENSE AGREEMENT is made as of December 15, 2011 (the “Effective Date”) between Soon Hock Lim, an individual, located at Unit M, Suite 807 Allway Gardens, Tsuen Wan, NT Hong Kong (“SHL”) and Global MobileTech, Inc., a Nevada corporation, with a business address at 1312 North Monroe, Suite 750, Spokane WA 99201 ("GMT").   Either SHL or GMT may hereinafter be individually referred to as a “Party” or collectively as the “Parties.”  The Parties include any affiliate of a party.

RECITALS:

WHEREAS:

A.

SHL is the exclusive owner of U.S. patent # 8,089,943 and has developed certain proprietary technologies for use by GMT in offering location-based advertisement supported mobile microblogging applications and services.

B.

GMT desires to obtain from SHL, and SHL desires to grant to GMT a non exclusive license to use the proprietary technologies and claims described in Schedule A for the purposes of creating applications or offering services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Interpretation

In this Agreement, save where the context otherwise requires, the following words and phrases shall have the following meanings:

"Territory"

China, Thailand, Indonesia, Philippines and Malaysia.

"Confidential Information"

all technology disclosed by SHL to GMT or by GMT to SHL pursuant to this Agreement.

“Documentation”

any documentation supplied to GMT by SHL from time to time during the continuation of this Agreement and which relates to the Licensed Technology.

"Force Majeure"

any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

"Improvements"

any improvement or enhancement to any Licensed Technology covered by the Patent Rights that is prior to the termination date set forth in Clause 10.

"Person"

any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

“Affiliate”

means any business entity that is owned or controlled by, or owns or controls a Party to this Agreement, or that is owned or controlled by the business entity which owns or controls a Party.  Ownership, direct or indirect, of at least fifty percent of the voting stock ordinarily entitled to vote in the election of directors of a business entity or, if no such stock is issued, of at least fifty percent of the ownership interest in the business entity, shall constitute ownership thereof.  An Affiliate shall not be considered to be a third party under this Agreement.

"Licensed Technology"

all Technology owned or controlled by SHL as of the date hereof that relates to and is used in the Territory. "Owned or controlled" shall include Technology which SHL owns, or under which SHL is licensed and has the right to grant sub-licenses.

"Patent Rights"

(a) the patent pending and pending patent applications (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a division) of any of the foregoing applications, and (c) any patent issued or issuing upon any of the foregoing applications.

"Technology"

public and nonpublic technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, or other data and testing results, experimental methods, or results, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials, and any and all other intellectual property, including patents, patent applications, trademarks and trademark applications of any nature whatsoever.

“Intellectual Property”

patents, trade marks, service marks, registered designs and applications for any of the foregoing, copyright, know-how confidential information, trade or business names, design rights and any other similar rights protected in any country.

2.

GRANT OF NON EXCLUSIVE LICENSE

2.1

Grant of License to GMT. Subject to the terms and conditions of this Agreement, SHL hereby grants to GMT a non exclusive right and non-transferable license, including the right to grant sub-licenses to its subsidiaries.

2.2

Third-Party Licenses. To the extent that any Licensed Technology or Improvements assigned or licensed to GMT hereunder consist of rights of SHL under an agreement or license with or from a third party, any assignment or license granted to GMT hereunder shall be limited to the rights which SHL has a right to grant under such agreement or license and otherwise subject to any obligations assumed by SHL in consideration of the grant or assignment of such right or license to SHL which is to be assigned or sub-licensed to GMT.

2.3

Extent of License.   SHL grants to GMT for the term of this Agreement a non-exclusive and non-transferable license in the Territory to use, copy and modify the Licensed Technology which include all related firmware software, hardware drawing, schematics, bills of materials, parts and component specifications.  This license permits use of the Licensed Technology only to the extent that such use is necessary for the purposes specified in this Agreement but is subject to GMT satisfying the following conditions:

GMT shall:

2.3.1

Include all such copyright and other proprietary rights notices on any products incorporating any Licensed Technology as SHL shall from time to time specify in writing that provides sufficient notice necessary to protect SHL’s intellectual property;

2.3.2

Not, and contract with their sub-licensees of the Licensed Technology that they shall not copy the Licensed Technology other than in accordance with the express terms of this Agreement;

2.3.3

Exclude liability of SHL and its affiliates in respect of the Licensed Technology to the full extent legally possible in all its dealings with or exploitation of the same and contract with its sub-licensees;

2.3.4

Reasonably notify SHL of all geographical areas where the Licensed Technology or any part thereof will be licensed, or otherwise released by or through or on behalf of it, to enable SHL to consider local legal requirements for the protection of the Intellectual Property Rights in the Licensed Technology, in those jurisdictions;

2.3.5

Include in all sub-licenses and other agreements in respect of the Licensed Technology a provision to make it clear that SHL does not accept any liability for the supply of any upgrades or maintenance of any kind in relation to the Licensed Technology;

2.3.6

Not deface, remove, obliterate or otherwise interfere with any copyright notice of SHL on the Licensed Technology and Documentation and all copies thereof;

2.3.7

Pay all licensing fee/royalties when they fall due;

2.3.8

Notify SHL forthwith on it becoming aware of any claim or potential claim of infringement of third party Intellectual Property Rights by the use or dealing with the Licensed Technology in accordance with this Agreement or the terms of any sub-license or other rights granted pursuant to the terms of this Agreement; and

2.3.9

Not settle or compromise or negotiate the settlement of any third party claim for breach of Intellectual Property Rights in respect of the Licensed Technology without the prior written consent of SHL and if requested by SHL pass the conduct of any such claim to SHL.

3.

RELATIONSHIP

The relationship between the parties hereunder is of Licensor and Licensee.  SHL and GMT (including their officers, employees or agents):

3.1

shall not be deemed to be agents or representatives, legal or otherwise of the other for any purpose;

3.2

are not granted any express or implied right or authority to assume or create an obligation or responsibility on behalf of or in the name of the other or to the other in any manner; and

3.3

shall not act or purport to act as agents or representatives of the other when endeavoring to make sales of the Licensed Technology.

4.

LICENSE FEE AND ROYALTIES

4.1

GMT, on its behalf and on behalf of its Affiliate or Sub-Licensee, shall pay SHL the following:

4.1.1

A one time license  fee in the amount of US$600,000.00 payable within 30 days after execution of this Agreement in the manner described in Schedule B.

4.1.2

One percent (1%) of GMT’s gross sales due and payable on or before each anniversary of the Effective Date of this Agreement or a minimum royalty payment of US$100,000 annually, whichever is the higher.

4.1.3

All amounts payable by GMT to SHL must be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind.

5.

REPORTS, BOOKS AND RECORDS

5.1

Reports.  Within 30 days after March 31, June 30, September 30, and December 31, beginning immediately after the Effective Date, GMT must deliver to SHL a true and accurate written report, even if no payments are due, giving the particulars of the business conducted by GMT during the preceding three calendar months under this Agreement as are pertinent to calculating payments hereunder. This report will include at least:

(a)

the total sales for each quarter ending March 31, June 30, September 30 and December 31; and

(b)

the calculation of royalties thereon and due to SHL.

5.2

Books and records. During the Term of this Agreement and for one year thereafter, GMT agrees to keep complete and accurate records of its sales under the license granted in this Agreement in sufficient detail to enable the royalties payable hereunder to be determined. GMT agrees to permit SHL or its representatives, at SHL’s expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement. If the amounts due to SHL are determined to have been underpaid, GMT will pay the cost of the examination and accrued interest at the highest allowable rate.

6.

TECHNOLOGY; PATENT RIGHTS AND DISCLOSURE

6.1

Technical Support.  SHL shall provide to GMT, or a sub-licensee designated by GMT, reasonable technical assistance and instruction, at GMT's or such permitted sub-licensee's sole expense, in understanding, interpreting and applying Licensed Technology and Improvements for the purpose of commercially developing products within the Territory.  SHL shall make its employees reasonably available for consultation by telephone, or in person at the offices of SHL, in connection with such assistance and instruction, all at the sole expense of GMT or such sub-licensee.

6.2

Patent Rights. SHL shall have the exclusive right, at its expense, to prepare, prosecute and maintain patent applications, and to maintain and enforce patents issued thereon with respect to Improvements discovered, developed or otherwise acquired by SHL.

6.3

Cooperation. Each party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other party, and necessary for the perfection, maintenance, enforcement or defense of that party's rights as set forth herein.

7.

CONFIDENTIAL INFORMATION

7.1

Any party receiving Confidential Information shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement, use commercially reasonable efforts to prevent the disclosure of any Confidential Information to any other Person, and use commercially reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized herein; provided, however, that such restriction shall not apply to any Confidential Information which is:

(a)

independently developed by the receiving party,

(b)

in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving party,

(c)

received without an obligation of confidentiality from a third party having the right to disclose such information,

(d)

released from the restrictions of this Clause 7.1 by the express written consent of the disclosing party,

(e)

disclosed to any permitted assignee, permitted sub-licensee or permitted subcontractor of either SHL or GMT hereunder (if such assignee, sub-licensee or subcontractor is subject to the provisions of this Clause 7.1 or comparable provisions of such other documents), or (f) required by law, statute, rule or court order to be disclosed (the disclosing party shall, however, use commercially reasonable efforts to obtain confidential treatment of any such disclosure).

7.2

The obligations set forth in this Clause 7.1 shall survive for a period of five (5) years from the termination or expiration of this Agreement. Without limiting the generality of the foregoing, SHL and GMT each shall use commercially reasonable efforts to obtain confidentiality agreements from its respective employees and agents, similar in scope to this Clause 7.1, to protect the Confidential Information. GMT agrees to treat the Licensed Technology as Confidential Information of SHL. Notwithstanding anything to the contrary herein, SHL and GMT shall each be deemed to have satisfied its obligations under this Clause 7.1 if it protects the Confidential Information of the other party with the same degree of care that it uses to protect its own similar Confidential Information.

7.3

Permitted Disclosures. Notwithstanding the provisions of Clause 7.1 hereof, SHL and GMT may, to the extent necessary, disclose and use Confidential Information, consistent with the rights of SHL and GMT otherwise granted hereunder for the purpose of marketing programs, or securing contracts by GMT.

8.

DISCLAIMER OF WARRANTY; CONSEQUENTIAL DAMAGES

8.1

Disclaimer of Warranty. Nothing in this Agreement shall be construed as a representation made or warranty given by either party hereto that any patents will issue based on pending applications within the Licensed Technology, or that any such patents which do issue will be valid, or that the practice by the other party hereto of any license granted hereunder, or that the use of any Licensed Technology and Improvements transferred or licensed hereunder, will not infringe the patent or proprietary rights of any other Person. In addition, SHL and GMT acknowledge that THE TECHNOLOGY IS LICENSED AND TRANSFERRED, AS THE CASE MAY BE, TO GMT AND SHL, RESPECTIVELY, AS IS, AND SHL AND GMT EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.2

Consequential Damages. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

9.

NO IMPLIED WAIVERS; RIGHTS CUMULATIVE

No failure on the part of SHL or GMT to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

10.

TERM AND TERMINATION

10.1

This Agreement will expire on the fifth anniversary of the date first written above unless otherwise terminated or extended sooner by the parties hereto as provided below. This Agreement shall be renewed for another five years upon terms and conditions to be mutually agreed in writing by both parties.

10.2

This Agreement may be terminated at any time as follows:

10.2.1

forthwith by notice of termination given in writing by or on behalf of SHL to GMT in any of the following circumstances:

(i)

if GMT shall convene a meeting of its creditors or if GMT becomes unable to pay its debts as and when they fall due or commits an act of bankruptcy or if a trustee, receiver or administrative receiver shall be appointed in respect of all or part of GMT's business or assets or if any petition is presented or meeting convened for the purpose of considering a resolution or other steps are taken for the winding up of GMT.

(ii)

if GMT is in material breach of any of the provisions of sub-clause 2.3, clauses 4 and 5 which are not corrected with 30 days of written notice; and

(iii)

pursuant to Clause 12.

10.2.2

forthwith by notice of termination given by GMT to SHL:

(i)

in the event of SHL being declared bankrupt; and

(ii)

pursuant to Clause 12.

         10.2.3      Either party may terminate this Agreement forthwith if the other party is in material breach of this Agreement and fails to remedy breach within 30 days of receipt of a written notice that it is in breach.

11.

EFFECT OF TERMINATION/EXPIRY

11.1

In the event of termination of this Agreement:

11.1.1

GMT shall cease to use the Licensed Technology;

11.1.2

GMT shall promptly return to SHL all copies of firmware software and Documentation of the Licensed Technology and permanently delete the same from all of its computer systems;

11.1.3

GMT promptly return to SHL at such address as it may specify all items of the Licensed Technology capable of being delivered;

11.1.4

within seven days of the date of termination or expiry of this Agreement provide written confirmation to SHL that it has complied with its obligations contained in Clauses 11.1.2 and 11.1.3; and

11.2

Termination of this Agreement shall not however relieve or release GMT from making payments, including accrued or accruable for payment at the time of termination, to SHL under the terms of this Agreement.

11.3

The provisions of Clauses 4, 5.2, 6, 7, 8, 11 and 12 shall survive the termination of this Agreement.

12.

FORCE MAJEURE

SHL and GMT shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, other than the obligations of GMT to make certain payments to SHL pursuant to Clause 4 hereof, if such failure or delay is caused by Force Majeure.

13.

NOTICES

All notices, requests and other communications to SHL or GMT hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other party hereto):

If to SHL:

Soon Hock Lim

Unit M, Suite 807 Allway Gardens

Tsuen Wan

NT Hong Kong

If to GMT:

Global MobileTech, Inc.

1312 North Monroe, Suite 750

Spokane, WA 99201

United States of America

Attention:   Valerie Looi

Any notice or communication given in conformity with this Clause 13 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other  electronic facsimile transmission, and three (3) days after mailing, if mailed.

14.

SUCCESSORS AND ASSIGNS

The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, SHL, GMT, and their respective successors and assigns. GMT may assign or otherwise transfer any of its rights and interests, delegate any of its respective obligations hereunder, including, without limitation, pursuant to a merger or consolidation. Subject to the foregoing, any reference to SHL and GMT hereunder shall be deemed to include the successors thereto and assigns thereof.

15.

ASSIGNMENT

Neither party shall assign this Agreement or its rights hereunder without the prior written consent of the other party, except to an affiliate of that party.

16.

AMENDMENTS

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by SHL or GMT therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by SHL and GMT, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements course of dealing or performance or any other matter not set forth in an agreement in writing and signed by SHL and GMT.

17.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.

SEVERABILITY

If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, SHL and GMT hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

19.

HEADINGS

Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

20.

EXECUTION IN COUNTERPARTS

This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

21.

ENTIRE AGREEMENT

This Agreement together with any agreements referenced herein, constitutes, on and as of the date hereof, the entire agreement of SHL and GMT with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between SHL and GMT with respect to such subject matter are hereby superseded in their entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

By:   /s/  Soon Hock Lim

__________________________

Name:  Soon Hock Lim

GLOBAL MOBILETECH, INC.

By:   /s/ Mohd Aris Bernawi

__________________________

Name:  Mohd Aris Bernawi

Title:  Chairman & CEO

Schedule A

U.S. Patent # 8,089,943

Summary of The Invention

The invention provides methods and systems for enabling users of short-range wireless devices such as, but not limited to, Bluetooth-enabled devices to communicate with others over a digital communication network (such as the Internet) at no cost or financial obligation.  Generally, the communication service will include at least voice communication between a user of a short-range wireless device and another person who may be in the same location (e.g. physical area or zone) or in a distance location (e.g. another physical area or zone with the service provider servers/systems linked via a digital communication network).  In exchange for the free communication service, a user may agree to receive a quantity or volume of rich media contents (e.g. information about a locale/facility, advertising or marketing contents relevant to the locale or more general brand/product/service awareness messages).

In some instances, a predefined unit or volume of media contents is associated with a set or unit of use of the communication service such as 10 minutes of communication service for receiving 5 text advertisements, for listening to 1 audio message, and/or viewing 1 video.  The amount of free chat or talk time may also be determined by the amount and type of response and interaction provided by the user of the device.  Other parties to the communication may also receive the media contents so as to more effectively spread the transmitted media contents or messages (e.g. a person near a shoe store may access the service and agree to receive an advertisement for a shoe sale or brand of shoes and a user of another wireless device that they communicate with over the service may also be sent the same advertisement so that it is not only marketing to the local or proximate person but also to the person contacted by that local person/shopper).

The invention recognizes that voice chat is a crucial form of communication that bridges the gaps in people, and it is an enabling facility that brings people together. There are many VoIP (Voice over Internet Protocol) systems in the market that allow users to chat online without charge.  Some even offer such facilities to users to communicate from their smart phones, expensive PDAs (Personal Digital Assistant), and other high-end devices.  However, most of the cell phones presently available in the market are not smart devices nor are they expensive PDAs.  But, among the standard cell phones, close to 90% of the cell phones are Bluetooth-enabled or some other form of short-range radio or wireless communication, thereby creating a huge market opportunity ready to be tapped into when combined with proximity marketing, VoIP technologies and other digital network-based communication and data transfer capabilities according to the inventive techniques described in the patent.

Listing of Claims

1.

A computer-based method for providing communication between short-range wireless devices over the Internet or other digital communication network, comprising:

•

providing first and second servers communicatively linked to a digital communication network, each of the servers being adapted for communicating wirelessly with the short-range wireless devices within a first cell and a second cell, respectively, about the first  and second servers;

•

detecting with the first server a user device adapted for short-range wireless communication within the first cell including determining an identifier of the user device;

•

based on the identifier, retrieving a contact list from memory listing a set of users of communication devices adapted for short-range wireless communication;

•

receiving a request from the detected user device to communicate with a target one of the user devices on the contact list;

•

establishing a communication session between the detected user device and  the target user device, wherein the communication session includes transferring data between the detected user device and the target user device via the first server, the communication network, and the second server;

•

transmitting to the detected user device a request to transmit media contents to the detected user device

•

receiving consent to receive the media contents from the detected user device;

•

transmitting the media contents to the detected user device;

•

modifying a user profile associated with the target user device to increase an amount of available free talk credit time associated with the target user device based upon receiving the consent to receive the media contents;

•

prior to the establishing of the communication session, determining an amount of available free talk credit time is greater than zero;

•

monitoring a length of the communication session; and

•

terminating the communication session when the length exceeds the amount of available free talk credit time.

2.

The method of claim 1, wherein the detected user device, the target user device and the first and second servers are enabled to communicate over a distance of less than about 300 meters according to a wireless communication protocol and wherein the communication between the detected user device and the first server and between the target user device and the second server are performed according to the wireless communication protocol.

3.

The method of claim 2, wherein the wireless communication protocol is the Bluetooth protocol and the detected and target user devices are Bluetooth-enabled devices.

4.

The method of claim 3, wherein the detected and target user devices are cell phones.

5.

The method of claim 4, wherein the first and second cells have radii of less than about 300 meters.

6.

The method of claim 1, wherein the data transferred during the communication session comprises voice data.

7.

The method of claim 6, wherein the first and second servers are configured to support the Voice over Internet Protocol (VoIP), whereby voice messages received at the first and second servers from the detected and target user devices are converted into digital data according to the VoIP prior to transmitting over the communication network between the first and second servers.

8.

The method of claim 1, wherein the amount of available free talk credit time is increased differing amounts for differing types of the media contents and further comprising incrementing the amount an additional amount when a user of the user device performs additional actions based on receipt of the media contents, whereby the user may be encouraged to purchase products or services, to visit a location, and to provide responsive information.

9.

The method of claim 1, further including transmitting the contact list to the detected user device and prior to the transmitting, logging a user of the detected user device onto a communication system including receiving a user ID and a user password from the detected user device, comparing the user ID and user password to information stored in a user profile record linked to the device identifier.

10.

A proximity marketing system, comprising:

•

a data structure storing user account data including user identification information, an identifier for one of the communication devices, and an amount of talk time; and

•

a plurality of cell servers positioned in spaced apart locations and communicating with each other over a digital communication network, wherein each of the cell servers functions to discover proximate ones of the short-range communication devices including obtaining the communication device identifiers, to log the discovered ones of the short-range communication devices onto the proximity marketing system based on a comparison of the obtained communication device identifiers and user identification information received with the user account data in the data structure, and to provide communication services to the logged-on devices including transmitting voice data from one of the logged-on devices to another one of the logged on-devices over the digital communication network,

•

wherein the communication services are provided by the cell services for a period of time less than about the amount of talk time for one of the logged-on device,

•

wherein the cell servers further function to transmit requests to the discovered ones of the short-range communication devices to allow transmittal of proximity marketing contents to the discovered ones, to receive a grant of permission from at least a subset of the discovered ones to transmit at least a portion of the proximity marketing contents, and to transmit the permitted portion of the proximity marketing contents to the subset of the discovered one sbased on receipt of the proximity marketing contents, and

•

wherein the user account data further includes content receipt settings defining one or more types of media contents for which at least periodic transmittal by the cell servers is permitted and wherein the amount of talk time is incremented by a predefined amount for each of the transmittals of the media contents to the user device.

11.

The system of claim 10, wherein the user account data further includes a contact list listing a set of the users of the communication devices and wherein the provided communication services include presenting the contact list to one of the logged-on devices, receiving a request to establish a communication session with one of the users on the presented contact list, and establishing the communication session for a length of time less than about the amount of talk time associated with the requesting one of the users.

12.

A computer-based method for providing communication between short-range wireless devices over the Internet or other digital communication network, comprising:

•

providing first and second servers communicatively linked to a digital communication network, each of the servers being adapted for communicating wirelessly, with the short-range wireless devices within a first cell and a second cell, respectively, about the first  and second servers;

•

detecting with the first server a user device adapted for short-range wireless communication within the first cell including determining an identifier of the user device;

•

based on the identifier, retrieving a contact list from memory listing a set of users of communication devices adapted for short-range wireless communication;

•

receiving a request from the detected user device to communicate with a target one of the user devices on the contact list;

•

establishing a communication session between the detected user device and target user device;

•

transmitting to the detected user device a request to transmit media contents to the detected user device, receiving consent to receive the media contents from the detected user device and transmitting the media contents to the detected user device;

•

modifying a user profile associated with the target user device to increase an amount of available free talk credit time associated with the target user device based upon receiving the consent to receive the media contents;

•

prior to the establishing of the communication session, determining an amount of available free talk credit time is greater than zero;

•

monitoring a length of the communication session; and

•

terminating the communication session when the length exceeds the amount of available free talk credit time.

13.

The method of claim 12, wherein the communication session includes transferring data between the detected user device and the target user device via the first server, the communication network, and the second server and wherein the data transferred during the communication session comprises voice data

14.

The method of claim 13, wherein the first and second servers are configures to support the Voice over Internet Protocol (VoIP), whereby voice messages received at the first and second servers from the detected and target user devices are converted into digital data according to the VoIP prior to transmitting over the communication network between the first and second servers.

15.

The method of claim 12, wherein the amount of available free talk credit time is increased differing amounts for differing types of the media contents and further comprising incrementing the amount an additional amount when a user of the user device performs additional actions based on receipt of the media contents, whereby the user may be encouraged to purchase products or services, to visit a location, and to provide responsive information.

16.

A computer-based method for providing communication between short-range wireless devices over the Internet or other digital communication network, comprising:

•

providing first and second servers communicatively linked to a digital communication network, each of the servers being adapted for communicating wirelessly, with the short-range wireless devices within a first cell and a second cell, respectively, about the first and second servers;

•

detecting with the first server a user device adapted for short-range wireless communication within the first cell including determining an identifier of the user device;

•

based on the identifier, retrieving a contact list from memory listing a set of users of communication devices adapted for short-range wireless communication;

•

receiving a request from the detected user device to communicate with a target one of the user devices on the contact list;

•

establishing a communication session between the detected user device and target user device wherein the communication session includes transferring data between the detected user device and the target user device via the first server, the communication network, and the second server;

•

transmitting to the detected user device a request to transmit media contents to the detected user device;

•

receiving consent to receive the media contents from the detected user device;

•

transmitting the media contents to the detected user device;

•

modifying a user profile associated with the target user device to increase an amount of available free talk credit time associated with the target user device based upon receiving the consent to receive the media contents, wherein the amount of available free talk credit time is increased differing amounts for differing types of the media contents; and

•

incrementing the amount an additional amount when a user of the user device performs additional actions based on receipt of the media contents, whereby the user may be encouraged to purchase products or services, to visit a location, and to provide responsive information.

17.

The method of claim 16, wherein the data transferred during the communication session comprises voice data.

18.

The method of claim 17, wherein the first and second servers are configured to support the voice over Internet Protocol (VoIP), whereby voice messages received at the first and second servers from the detected and target user devices are converted into digital data according to the VoIP prior to transmitting over the communication network between the first and second server.

19.

The method of claim 16, further including transmitting the contact list to the detected user device and prior to the transmitting, logging a user of the detected user device onto a communication system including receiving a user ID and a user password from the detected user device, comparing the user ID and user password to information stored in a user profile record linked to the device identifier.

20.

A computer-based method for providing communication between short-range wireless devices over the Internet or other digital communication network, comprising:

•

providing first and second servers communicatively linked to a digital communication network, each of the servers being adapted for communicating wirelessly, with the short-range wireless devices within a first cell and a second cell, respectively, about the first and second servers;

•

detecting with the first server a user device adapted for short-range wireless communication within the first cell including determining an identifier of the user device;

•

based on the identifier, retrieving a contact list from memory listing a set of users of communication devices adapted for short-range wireless communication;

•

receiving a request from the detected user device to communicate with a target one of the user devices on the contact list;

•

establishing a communication session between the detected user device and target user device;

•

transmitting to the detected user device a request to transmit media contents to the detected user device, receiving consent to receive the media contents from the detected user device and transmitting the media contents to the detected user device;

•

modifying a user profile associated with the target user device to increase an amount of available free talk credit time associated with the target user device based upon receiving the consent to receive the media contents, wherein the amount of available free talk credit time is increased differing amounts for differing types of the media contents; and

•

incrementing the amount an additional amount when a user of the user device performs additional actions based on receipt of the media contents, whereby the user may be encouraged to purchase products or services, to visit a location, and to provide responsive information.

21.

The method of claim 20, wherein the communication session includes transferring data between the detected user device and the target user device via the first server, the communication network, and the second server and wherein the data transferred during the communication comprises voice data.

22.

The method of claim 21 wherein the first and second servers are configured to support the Voice over Internet Protocol (VoIP), whereby voice messages received at the first and second servers from the detected and target user devices are converted into digital data according to the VoIP prior to transmitting over the communication network between the first and second servers.

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Schedule B

Payment of License Fee

The one time license fee of US$600,000 shall be paid as follows:

  1)

740,740 shares of restricted common stock of Global MobileTech, Inc. at $0.54 per share or $400,000 in the aggregate; and

  2)

$200,000 cash